Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-83962) on Form S-8 of our report dated June 26, 2020, appearing in this Annual Report on Form 11-K of the CEMEX, Inc. Savings Plan for the year ended December 31, 2019.

/s/ DoerenMayhew
Houston, Texas
June 26, 2020